GREAT AMERICAN FINANCIAL RESOURCES, INC.

                     EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statements pertaining to the Employee Stock Purchase Plan of Great American Financial Resources, Inc. (Form S-8 No. 33-55189), the Agent Stock Purchase Plan of Great American Financial Resources, Inc. (Form S-3 No. 33-57259), the Great American Financial Resources, Inc. Deferred Compensation Plan (Form S-8 No. 333-17383), the Great American Financial Resources, Inc. Directors' Compensation Plan (Form S-8 No. 333-13777), the Great American Financial Resources, Inc. Bonus Plan (Form S-3 No. 333-68323), the 1998 Great American Financial Resources, Inc. Agent Stock Option Plan (Form S-3 No. 333-51535) and the Great American Financial Resources, Inc. 1994 Stock Option Plan (Form S-8 No. 333-41091) of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of Great American Financial Resources, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                  Ernst & Young LLP

          Cincinnati, Ohio
          March 26, 2001


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